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                                                                    Exhibit 3.69


       Prescribed by                                                 Charter No.
       Bob Taft, Secretary of State
       30 East Broad Street, 14th Floor                              Approved
       Columbus, Ohio 43266-0418                                     Date
       Form C-108 (January 1991)

                                                                     Fee
                                                                     ---

                CERTIFICATE OF AMENDED ARTICLES OF INCORPORATION
                                      Of

                        NATIONAL OFFICE SUPPLY, INC.
                        ----------------------------
                            (Name of Corporation)

Kathleen M. Delaney, who is:

   Chairman of the Board    President       x    Vice President (check one)
                                          -----
and

Mark D. Director, who is:

                            Secretary       x    Assistant Secretary (check one)
                                          -----

of the above named Ohio corporation for profit do hereby certify that:


a meeting of the shareholders was duly called and held on the the         day of
                            , 19   at which meeting a quorum of the shareholders
was present in person or by proxy, and that by the affirmative vote of the
holders of shares entitling them to exercise        % of the voting power if the
corporation,

in a writing signed by all the shareholders who would be entitled to a notice of a meeting held for that purpose,

the following Amended Articles of Incorporation were adopted to supersede and take the place of the existing Articles and all amendments thereto.

                    AMENDED ARTICLES OF INCORPORATION FIRST:

FIRST: The name of the corporation is: US OFFICE PRODUCTS, PENN-OHIO DISTRICT, INC.

SECOND: The place in the State of Ohio where its principal office is located is in the City of

Cleveland                     Cuyahoga                                  County.

THIRD: The purposes of the corporation are as follows:
To engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.


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FOURTH: The number of shares which the corporation is authorized to have outstanding is: 1000 shares of Common Stock, with no par value

FIFTH: These Amended Articles of Incorporation take the place of and supersede the existing Articles of Incorporation as heretofore amended.

     IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have hereunto subscribed their names this 25th day of September, 1998


                                     BY:      /s/ Kathleen M. Delaney
                                        -------------------------------------
                                        Kathleen M. Delaney
                                        (President or Vice President)
                                                      --------------


                                     BY:       /s/  Mark D. Director
                                         -------------------------------------
                                         Mark D. Director
                                         (Secretary or Assistant Secretary)
                                                       -------------------



NOTE--Ohio law does not permit one officer or sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.